PERSONAL INVESTMENT POLICY
FOR
SSB CITI ASSET MANAGEMENT GROUP - NORTH AMERICA
AND CERTAIN REGISTERED INVESTMENT COMPANIES
SSB Citi Asset Management Group ("SSB Citi") , and those U.S.-registered investment companies advised or managed by SSB Citi that have adopted this policy ("Funds"), have adopted this policy on securities transactions in order to accomplish two goals: first, to minimize conflicts and potential conflicts of interest between employees of SSB Citi and SSB Citi's clients (including the Funds), and between Fund directors or trustees and their Funds, and second, to provide policies and procedures consistent with applicable law, including Rule 17j-1 under the Investment Company Act of 1940, to prevent fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by client accounts. All U.S. employees of SSB Citi, including employees who serve as Fund officers or directors, and all directors or trustees ("directors") of each Fund, are Covered Persons under this policy. Other Covered Persons are described in
Section II below.
I.	Statement of Principles - All SSB Citi employees owe a fiduciary duty to SSB Citi's clients when conducting their personal investment transactions. Employees must place the interests of clients first and avoid activities, interests and relationships that might interfere with the duty to make decisions in the best interests of the clients. All Fund directors owe a fiduciary duty to each Fund of which they are a director and to that Fund's shareholders when conducting their personal investment transactions. At all times and in all matters Fund directors shall place the interests of their Funds before their personal interests. The fundamental standard to be followed in personal securities transactions is that Covered Persons may not take inappropriate advantage of their positions.
All personal securities transactions by Covered Persons shall adhere to the requirements of this policy and shall be conducted in such a manner as to avoid any actual or potential conflict of interest, the appearance of such a conflict, or the abuse of the person's position of trust and responsibility. While this policy is designed to address both identified conflicts and potential conflicts, it cannot possibly be written broadly enough to cover all potential situations. In this regard, Covered Persons are expected to adhere not only to the letter, but also the spirit of the policies contained herein.
Employees are reminded that they also are subject to other
Citigroup policies, including policies on insider trading, the purchase and sale of securities listed on any applicable SSB Citi restricted list, the receipt of gifts and service as a director of a publicly traded company. Employees must never trade in a security or commodity while in possession of material, non-public information about the issuer or the market for those securities or commodities, even if the employee has satisfied all other requirements of this policy.
The reputation of SSB Citi and its employees for straightforward practices and integrity is a priceless asset, and all employees have the duty and obligation to support and maintain it when conducting their personal securities transactions.

II.	Applicability - SSB Citi Employees - This policy applies to all
U.S. employees of SSB Citi, including part-time employees. Each employee, including employees who serve as Fund officers or
directors, must comply with all of the provisions of the policy applicable to SSB Citi employees unless otherwise indicated.
Certain employees are considered to be "investment personnel"
(i.e., portfolio managers, traders and research analysts (and each of their assistants)), and as such, are subject to certain additional restrictions outlined in the policy. All other employees of SSB Citi are considered to be "advisory personnel." Generally, temporary personnel and consultants working in any SSB
Citi business are subject to the same provisions of the policy as full-time employees, and their adherence to specific requirements will be addressed on a case-by-case basis.
The personal investment policies, procedures and restrictions referred to herein also apply to an employee's spouse and minor children. The policies also apply to any other account over which the employee is deemed to have beneficial ownership. This
includes: accounts of any immediate family members sharing the same household as the employee; accounts of persons or other third parties for whom the employee exercises investment
discretion or gives investment advice; a legal vehicle in which the employee has a direct or indirect beneficial interest and has power over investment decisions; accounts for the benefit of a third party (e.g., a charity) which may be directed by the
employee (other than in the capacity of an employee); and any account over which the employee may be deemed to have control.
For a more detailed description of beneficial ownership, see
Exhibit A attached hereto.
These policies place certain restrictions on the ability of an employee to purchase or sell securities that are being or have been purchased or sold by an SSB Citi managed fund or client account.  The restrictions also apply to securities that are
"related" to a security being purchased or sold by an SSB Citi managed fund or client account.  A "related security" is one whose value is derived from the value of another security (e.g., a warrant, option or an indexed instrument).
Fund Directors - This policy applies to all directors of Funds that have adopted this policy. The personal investment policies, procedures and restrictions that specifically apply to Fund directors apply to all accounts and securities in which the
director has direct or indirect beneficial ownership.  See
Exhibit A attached hereto for a more detailed description of beneficial ownership.
Securities are defined as stocks, notes, bonds, closed-end mutual funds, debentures, and other evidences of indebtedness, including senior debt, subordinated debt, investment contracts, commodity contracts, futures and all derivative instruments such as options, warrants and indexed instruments, or, in general, any interest or instrument commonly known as a "security."
III.	Enforcement - It is the responsibility of each Covered Person to act in accordance with a high standard of conduct and to comply with the policies and procedures set forth in this document.  SSB
Citi takes seriously its obligation to monitor the personal
investment activities of its employees.  Any violation of this policy by employees will be considered serious, and may result in disciplinary action, which may include the unwinding of trades, disgorgement of profits, monetary fine or censure, and suspension or termination of employment.  Any violation of this policy by a
Fund director will be reported to the Board of Directors of the applicable Fund, which may impose such sanctions as it deems appropriate.
IV. Opening and Maintaining Employee Accounts - All employee brokerage accounts, including spouse accounts, accounts for which the employee is deemed to have beneficial ownership, and any other accounts over which the employee and/or spouse exercise control, must be maintained either at Salomon Smith Barney
("SSB") or at Citicorp Investment Services ("CIS").   For spouses
or other persons who, by reason of their employment, are required to conduct their securities, commodities or other financial
transactions in a manner inconsistent with this policy, or in other exceptional circumstances, employees may submit a written request for an exemption to the Compliance Department.  If
approval is granted, copies of trade confirmations and monthly statements must be sent to the Compliance Department.  In
addition, all other provisions of this policy will apply.
V. Excluded Accounts and Transactions - The following types of accounts/transactions need not be maintained at SSB or CIS, nor are they subject to the other restrictions of this policy:
1. Accounts at outside mutual funds that hold only shares
of open-end funds purchased directly from that fund
company. Note: transactions relating to   closed-end
funds are subject to the pre-clearance, blackout period
and other restrictions of this policy;
2. Estate or trust accounts in which an employee or related
person has a beneficial interest, but no power to affect
investment decisions.  There must be no communication
between the account(s) and the employee with regard to
investment decisions prior to execution.  The employee
must direct the trustee/bank to furnish copies of
confirmations and statements to the Compliance
Department;
3. Fully discretionary accounts managed by either an
internal or external registered investment adviser are
permitted and may be custodied away from SSB and CIS if
(i) the employee receives permission from the Regional
Director of Compliance and the unit's Chief Investment
Officer, and (ii) there is no communication between the
manager and the employee with regard to investment
decisions prior to execution.  The employee must
designate that copies of trade confirmations and monthly
statements be sent to the Compliance Department;
4. Employees may participate in direct investment programs
which allow the purchase of securities directly from the
issuer without the intermediation of a broker/dealer
provided that the timing and size of the purchases are
established by a pre-arranged, regularized schedule
(e.g., dividend reinvestment plans).  Employees must
pre-clear the transaction at the time that the dividend
reinvestment plan is being set up.  Employees also must
provide documentation of these arrangements and direct
periodic (monthly or quarterly) statements to the
Compliance Department; and
5. In addition to the foregoing, the following types of
securities are exempted from pre-clearance, blackout
periods, reporting and short-term trading requirements:
open-ended mutual funds; open-end unit investment
trusts; U.S. Treasury bills, bonds and notes; mortgage
pass-throughs (e.g. Ginnie Maes) that are direct
obligations of the U.S. government; bankers acceptances;
bank certificates of deposit; commercial paper; and high
quality short-term debt instruments (meaning any
instrument that has a maturity at issuance of less than
366 days and that is rated in one of the two highest
rating categories by a nationally recognized statistical
rating organization, such as S&P or Moody's), including
repurchase agreements.
VI.	Securities Holding Period/Short-Term Trading - Securities
transactions must be for investment purposes rather than for speculation.  Consequently, employees may not profit from the purchase and sale, or sale and purchase, of the same or
equivalent securities within sixty (60) calendar days, calculated on a First In, First Out (FIFO) basis (i.e., the security may be sold on the 61st  day). Citigroup securities received as part of an employee's compensation are not subject to the 60-day holding period.  All profits from short-term trades are subject to
disgorgement.  However, with the prior written approval of both a
Chief Investment Officer and the Regional Director of Compliance,
and only in rare and/or unusual circumstances, an employee may execute a short-term trade that results in a significant loss or in break-even status.
VII.	Pre-Clearance - All SSB Citi employees must pre-clear all
personal securities transactions (see Section V for a listing of accounts, transactions and securities that do not require pre-clearance). A copy of the pre-clearance form is attached as
Exhibit B.  In addition, employees are prohibited from engaging in more than twenty (20) transactions in any calendar month, except with prior written approval from their Chief Investment
Officer, or designee.  A transaction must not be executed until the employee has received the necessary approval.  Pre-clearance is valid only on the day it is given.  If a transaction is not executed on the day pre-clearance is granted, it is required that pre-clearance be sought again on a subsequent day (i.e., open orders, such as limit orders, good until cancelled orders and stop-loss orders, must be pre-cleared each day until the
transaction is effected).  In connection with obtaining approval for any personal securities transaction, employees must describe in detail any factors which might be relevant to an analysis of the possibility of a conflict of interest.  Any trade that
violates the pre-clearance process may be unwound at the
employee's expense, and the employee will be required to absorb any resulting loss and to disgorge any resulting profit.
In addition to the foregoing, the CGAM NA Director of Global
Equity Research, or his designate, must approve all personal securities transactions for members of the CGAM Research
Department prior to pre-clearance from the Compliance Department as set forth in this section.  Pre-approval by the Director of
Research, or his designate, is in addition to and does not
replace the requirement for the pre-clearance of all personal securities transactions.
VIII.	Blackout Periods - No Covered Person shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of the transaction acquires, any direct or indirect
beneficial ownership if he/she has knowledge at the time of such transaction that the security is being purchased or sold, or is being considered for purchase or sale, by a managed fund or
client account or in the case of a Fund director, by the
director's Fund. In addition, the following Blackout Periods apply to the categories of SSB Citi employees listed below:
1. Portfolio Managers and Portfolio Manager Assistants - may
not buy or sell any securities for personal accounts seven
(7) calendar days before or after managed funds or client
accounts he/she manages trade in that security.
2. Traders and Trader Assistants - may not buy or sell any
securities for personal accounts three (3) calendar days
before or seven (7) calendar days after managed funds or
client accounts he/she executes trades for trade in that
security.
3. Research Analysts and Research Assistants - may not buy or
sell any securities for personal accounts: seven (7)
calendar days before or after the issuance of or a change in any recommendation; or seven (7) calendar days before or
after any managed fund or client account about which the
employee is likely to have trading or portfolio information
(as determined by the Compliance Department) trades in that
security.
4. Advisory Personnel (see Section II for details) - may not buy or sell any securities for personal accounts on the same day that a managed fund or client account about which the
employee is likely to have trading or portfolio information
(as determined by the Compliance Department) trades in that
security.
5. Unit Trust Personnel - all employees assigned to the Unit
Trust Department are prohibited from transacting in any
security when a SSB Citi-sponsored Unit Trust portfolio is
buying the same (or a related) security, until seven
business days after the later of the completion of the
accumulation period or the public announcement of the trust
portfolio.  Similarly, all UIT employees are prohibited from transacting in any security held in a UIT (or a related
security) seven business days prior to the liquidation
period of the trust.
Employees in the above categories may also be considered
Advisory Personnel for other accounts about which the employee is likely to have trading or portfolio information (as
determined by the Compliance Department).
Any violation of the foregoing provisions will require the
employee's trade to be unwound, with the employee absorbing
any resulting loss and disgorging any resulting profit.
Advisory personnel are subject to the unwinding of the trade provision; however, they may not be required to absorb any
resulting loss (at the discretion of the Compliance Department and the employee's supervisor).  Please be reminded that,
regardless of the provisions set forth above, all employees
are always prohibited from effecting personal securities
transactions based on material, non-public information.
Blackout period requirements shall not apply to any purchase or sale, or series of related transactions involving the same or related securities, involving 500 or fewer shares in the
aggregate if the issuer has a market capitalization
(outstanding shares multiplied by the current price per share)
greater than $10 billion and is listed on a U.S. Stock
Exchange or NASDAQ. Note: Pre-clearance is still required.
Under certain circumstances, the Compliance Department may
determine that an employee may not rely upon this "Large
Cap/De Minimis" exemption. In such a case, the employee will be notified prior to or at the time the pre-clearance request is made.
IX.	Prohibited Transactions - The following transactions by SSB Citi employees are prohibited without the prior written approval from the Chief Investment Officer, or designee, and the Regional
Compliance Director:
1. The purchase of private placements; and
2. The acquisition of any securities in an initial public
offering (new issues of municipal debt securities may be
acquired subject to the other requirements of this policy
(e.g., pre-clearance).)
X.	Transactions in Options and Futures - SSB Citi employees may buy or sell derivative instruments such as individual stock options, options and futures on indexes and options and futures on fixed-
income securities, and may buy or sell physical commodities and futures and forwards on such commodities.  These transactions must comply with all of the policies and restrictions described in this policy, including pre-clearance, blackout periods,
transactions in Citigroup securities and the 60-day holding
period.  However, the 60-day holding period does not apply to individual stock options that are part of a hedged position where the underlying stock has been held for more than 60 days and the entire position (including the underlying security) is closed out.
XI.	Prohibited Recommendations - No Covered Person shall recommend or execute any securities transaction by any managed fund or client account, or, in the case of a Fund director, by the director's
Fund, without having disclosed, in writing, to the Chief
Investment Officer, or designee, any direct or indirect interest in such securities or issuers, except for those securities
purchased pursuant to the "Large Cap/De Minimis" exemption
described in Section VIII above. Prior written approval of such recommendation or execution also must be received from the Chief Investment Officer, or designee. The interest in personal accounts could be in the form of:
1. Any direct or indirect beneficial ownership of any
securities of such issuer;
2. Any contemplated transaction by the person in such
securities;
3. Any position with such issuer or its affiliates; or
4. Any present or proposed business relationship between
such issuer or its affiliates and the person or any
party in which such person has a significant interest.
XII.	Transactions in Citigroup Securities - Unless an SSB Citi
employee is a member of a designated group subject to more
restrictive provisions, or is otherwise notified to the contrary, the employee may trade in Citigroup securities without
restriction (other than the pre-clearance and other requirements of this policy), subject to the limitations set forth below.
Employees whose jobs are such that they know about
Citigroup's quarterly earnings prior to release may not
engage in any transactions in Citigroup securities during
the "blackout periods" beginning on the first day of a
calendar quarter and ending on the second business day
following the release of earnings for the prior quarter.
Members of the SSB Citi Executive Committee and certain
other senior SSB Citi employees are subject to these
blackout periods.
Stock option exercises are permitted during a blackout
period (but the simultaneous exercise of an option and sale
of the underlying stock is prohibited).  With regard to
exchange traded options, no transactions in Citigroup
options are permitted except to close or roll an option
position that expires during a blackout period.  Charitable
contributions of Citigroup securities may be made during
the blackout period, but an individual's private foundation
may not sell donated Citigroup common stock during the
blackout period.  "Good 'til cancelled" orders on Citigroup
stock must be cancelled before entering a blackout period
and no such orders may be entered during a blackout period.
No employee may engage at any time in any personal
transactions in Citigroup securities while in possession of
material non-public information.  Investments in Citigroup
securities must be made with a long-term orientation rather
than for speculation or for the generation of short-term
trading profits.  In addition, please note that employees
may not engage in the following transactions:
? Short sales of Citigroup securities;
? Purchases or sales of options ("puts" or "calls") on
Citigroup securities, except writing a covered call at a
time when the securities could have been sold under this
policy;
? Purchases or sales of futures on Citigroup securities; or
? Any transactions relating to Citigroup securities that
might reasonably appear speculative.
The number of Citigroup shares an employee is entitled to
in the Citigroup Stock Purchase Plan is not treated as a
long stock position until such time as the employee has
given instructions to purchase the shares of Citigroup.
Thus, employees are not permitted to use options to hedge
their financial interest in the Citigroup Stock Purchase
Plan.
Contributions into the firm's 401(k) Plan are not subject
to the restrictions and prohibitions described in this
policy.
XIII.	Acknowledgement and Reporting Requirements - SSB Citi Employees -
All new SSB Citi employees must certify that they have received a copy of this policy, and have read and understood its provisions.
In addition, all SSB Citi employees must:
1. Acknowledge receipt of the policy and any modifications
thereof, in writing (see Exhibit C for the form of
Acknowledgement);
2. Within 10 days of becoming an SSB Citi employee,
disclose in writing all information with respect to all
securities beneficially owned and any existing personal
brokerage relationships (employees must also disclose
any new brokerage relationships whenever established).
Such information should be provided on the form attached
as Exhibit D;
3. Direct their brokers to supply, on a timely basis,
duplicate copies of confirmations of all personal
securities transactions (Note: this requirement may be
satisfied through the transmission of automated feeds);
4. Within 10 days after the end of each calendar quarter,
provide information relating to securities transactions
executed during the previous quarter for all securities
accounts (Note:  this requirement may be satisfied
through the transmission of automated feeds);
5. Submit an annual holdings report containing similar
information that must be current as of a date no more
than 30 days before the report is submitted, and confirm
at least annually all brokerage relationships and any
and all outside business affiliations  (Note: this
requirement may be satisfied through the transmission of
automated feeds or the regular receipt of monthly
brokerage statements); and
6. Certify on an annual basis that he/she has read and
understood the policy, complied with the requirements of
the policy and that he/she has pre-cleared and disclosed
or reported all personal securities transactions and
securities accounts required to be disclosed or reported
pursuant to the requirements of the policy.
Fund Directors - Fund Directors shall deliver the information required by Items 1 through 6 of the immediately preceding
paragraph, except that a Fund director who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, and who would be required to make reports solely by reason of being a Fund Director, is not
required to make the initial and annual holdings reports required by Items 2 and 5.  Also, a "non-interested" Fund Director need not supply duplicate copies of confirmations of personal
securities transactions required by Item 3, and need only make the quarterly transactions reports required by Item 4 as to any security if at the time of a transaction by the Director in that security, he/she knew or in the ordinary course of fulfilling his/her official duties as a Fund Director should have known that, during the 15-day period immediately preceding or following the date of that transaction, that security is or was purchased or sold by that Director's Fund or was being considered for
purchase or sale by that Director's Fund.
Disclaimer of Beneficial Ownership - The reports described in
Items 4 and 5 above may contain a statement that the reports shall not be construed as an admission by the person making the reports that he/she has any direct or indirect beneficial
ownership in the securities to which the reports relate.
XIV.	Handling of Disgorged Profits - Any amounts that are
paid/disgorged by an employee under this policy shall be donated by SSB Citi to one or more charities.  Amounts donated may be aggregated by SSB Citi and paid to such charity or charities at the end of each year.
XV.	Confidentiality - All information obtained from any Covered
Person pursuant to this policy shall be kept in strict
confidence, except that such information will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization or to the Fund Boards of
Directors to the extent required by law, regulation or this
policy.
XVI.	Other Laws, Rules and Statements of Policy - Nothing contained in this policy shall be interpreted as relieving any person subject to the policy from acting in accordance with the provision of any applicable law, rule or regulation or, in the case of SSB Citi employees, any statement of policy or procedure governing the conduct of such person adopted by Citigroup, its affiliates and subsidiaries.
XVII.	Retention of Records - All records relating to personal
securities transactions hereunder and other records meeting the requirements of applicable law, including a copy of this policy and any other policies covering the subject matter hereof, shall be maintained in the manner and to the extent required by
applicable law, including Rule 17j-1 under the 1940 Act. The
Compliance Department shall have the responsibility for
maintaining records created under this policy.
XVIII.	Monitoring - SSB Citi takes seriously its obligation to
monitor the personal investment activities of its employees and to review the periodic reports of all Covered Persons.  Employee personal investment transaction activity will be monitored by the Compliance Department. All noted deviations from the policy requirements will be referred back to the employee for follow-up and resolution (with a copy to be supplied to the employee's supervisor).  Any noted deviations by Fund directors will be reported to the Board of Directors of the applicable Fund for consideration and follow-up as contemplated by Section III hereof.
XIX.	Exceptions to the Policy - Any exceptions to this policy must have the prior written approval of both the Chief Investment
Officer and the Regional Director of Compliance.  Any questions about this policy should be directed to the Compliance
Department.
XX.	Board Review - Fund management and SSB Citi shall provide to the
Board of Directors of each Fund, on a quarterly basis, a written report of all material violations of this policy, and at least annually, a written report and certification meeting the
requirements of Rule 17j-1 under the 1940 Act.
XXI.	Other Codes of Ethics - To the extent that any officer of any
Fund is not a Covered Person hereunder, or an investment
subadviser of or principal underwriter for any Fund and their respective access persons (as defined in Rule 17j-1) are not
Covered Persons hereunder, those persons must be covered by
separate codes of ethics which are approved in accordance with applicable law.
XXII.	 Amendments - SSB Citi Employees - Unless otherwise noted herein, this policy shall become effective as to all SSB Citi employees on March 30, 2000. This policy may be amended as to SSB Citi employees from time to time by the Compliance Department. Any material amendment of this policy shall be submitted to the Board of Directors of each Fund for approval in accordance with Rule
17j-1 under the 1940 Act.
	Fund Directors - This policy shall become effective as to a Fund upon the approval and adoption of this policy by the Board of Directors of that Fund in accordance with Rule 17j-1 under the 1940 Act or at such earlier date as determined by the Secretary of the Fund. Any material amendment of this policy that applies to the directors of a Fund shall become effective as to the directors of that Fund only when the Board of Directors of that Fund has approved the amendment in accordance with Rule 17j-1 or at such earlier date as determined by the Secretary of the Fund.




March 15, 2000


EXHIBIT A

EXPLANATION OF BENEFICIAL OWNERSHIP

You are considered to have "Beneficial Ownership" of Securities if you have or share a direct or indirect "Pecuniary Interest" in the Securities.

You have a "Pecuniary Interest" in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

The following are examples of an indirect Pecuniary Interest in
Securities:

1. Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

"Immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

2. Your interest as a general partner in Securities held by a general or limited partnership.

3. Your interest as a manager-member in the Securities held by a limited liability company.

You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

1. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

2. Your ownership of a vested interest in a trust.

3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

The foregoing is a summary of the meaning of "beneficial ownership". For purposes of the attached policy, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder

   SSB CITI ASSET MANAGEMENT GROUP ("SSB CITI")	 	EXHIBIT
B	 EMPLOYEE TRADE PRE-APPROVAL FORM
(PAGE 1)
Instructions:
All employees are required to submit this form to the Compliance
Department prior to placing a trade. The Compliance Department will notify the employee as to whether or not pre-approval is granted. Pre-approval is effective only on the date granted.
I. Employee Information
Employee Name:
Phone Number:
Account Title:

Account Number:

Managed Account(s)/Mutual Fund(s) for which employee is a Covered Person:

II. Security Information
IPO
?
Yes
? No
Private Placement
?   Yes
? No

Security Name
Security
Type-e.g.,
common stock,
etc.
Tick
er
Buy/Se
ll
If Sale, Date
First Acquired1
No.
Shares/U
nits
Large Cap
Stock?2





















III. Your position with the Firm:
(Please check one of the
following)
? Portfolio Manager / Portfolio Manager
Assistant

? Research Analyst / Research Analyst
Assistant

? Trader / Trader Assistant

? Unit Trust Personnel

? Other (Advisory Personnel)


NOTE:
?  All Portfolio Managers must complete the reverse side of this form.

? All Research Analysts and Research Analyst Assistants located in Connecticut must provide an additional form signed by Rama Krishna or one of his designees.
IV. Certification
I certify that I will not effect the transaction(s) described above unless and until pre-clearance approval is obtained from the Compliance Department. I further certify that, except as described on an attached page, to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account managed by SSB Citi (including mutual funds managed by SSB Citi). I further certify that, to the best of my knowledge, there are no pending orders for any security listed above or any related security for any Managed Accounts and/or Mutual Funds for which I am considered a Covered Person. The proposed transaction(s) are consistent with all firm policies regarding employee personal securities transactions.

Signature				    				Date


For Use By the Compliance Department

Are Securities
Restricted?

? Ye
s
? No

Pre-approval
Granted?

? Yes
? No
Reason not
granted:

Compliance Department Signature:

Date:

Time:
1. All securities sold must have been held for at least 60 days.
2. For purposes of SSB Citi's personal trading policies, a Large Cap Exemption applies to transactions involving 500 or fewer shares in aggregate and the stock is one that is listed on a U.S. stock exchange or NASDAQ and whose issuer has a market capitalization (outstanding shares multiplied by current price) of more than $10 billion.

SSB CITI ASSET MANAGEMENT GROUP ("SSB CITI")
PAGE 2 - PORTFOLIO MANAGER CERTIFICATION

All portfolio managers must answer the following questions in order to obtain pre-approval. All questions must be answered or the form will be returned. If a question is not applicable, please indicate "N/A".

1. Have your client accounts purchased or sold the securities (or related securities) in the past seven calendar days?
		Yes   ?	          No   ?

2. Do you intend to purchase or sell the securities (or related securities) for any client accounts in the next seven calendar days?
		Yes   ?            No   ?

3. Do any of your client accounts currently own the securities (or
related securities)?  Yes   ?    No   ?

3a. If yes, and you are selling the securities for your personal account, please explain why the sale of the securities was rejected for client accounts but is appropriate for your personal account:




4. Have you, in the past 7 calendar days, considered purchasing the
securities (or related securities) for your client accounts?	Yes
?	 No   ?

4a.	If yes, and you are purchasing securities for your personal
account, please explain why the purchase of the securities is appropriate for your account but has been rejected for your client accounts:




4b.	If no, and you are purchasing securities for your personal
account, please explain why the purchase of the securities has not been considered for your client accounts:




Certification

I certify that I will not effect the transaction(s) described above unless and until pre-clearance approval is obtained from the Compliance Department. I further certify that, except as described on an attached page, to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account managed by SSB Citi (including mutual funds managed by SSB Citi). I further certify that, to the best of my knowledge, there are no pending orders for any security listed above or any related securities for any Managed Accounts and/or Mutual Funds for which I am considered a Covered Person. The proposed transaction(s) are consistent with all firm policies regarding employee personal securities transactions.




Signature							Date

For Use By the Compliance Department

Are Securities
Restricted?

? Ye
s
? No

Pre-approval
Granted?

? Yes
? No
Reason not
granted:

Compliance Department Signature:

Date:

Time:

     PERSONAL INVESTMENT POLICY	           	 EXHIBIT
C
FOR
SSB CITI ASSET MANAGEMENT GROUP - NORTH AMERICA
AND CERTAIN REGISTERED INVESTMENT COMPANIES

ACKNOWLEDGMENT


 I acknowledge that I have received and read the Personal
Investment Policy for SSB Citi Asset Management Group - North
America and Certain Registered Investment Companies dated March
15, 2000.  I understand the provisions of the Personal Investment
Policy as described therein and agree to abide by them.


Employee Name (Print):
Signature:
Date:

Social Security
Number:

Date of Hire:


Job Function &
Title:

Supervisor:

Location:
Floor and/or
Zone:

Telephone
Number:









NASD Registered Employee (Please check
one)
? Yes
? No
If registered, list Registration \ License:




This Acknowledgment form must be completed and returned no later than March 30, 2000 to the Compliance Department - Attention:
Vera Sanducci-Dendy, 388 Greenwich Street, 23rd Floor, New York,
NY 10013.



 EXHIBIT D
SSB Citi Asset Management Group - North America Personal Investment
Policy
Financial Services Firm Disclosure and Initial Report of Securities
Holdings
This report must be signed, dated and returned within 10 days of employment to the Compliance Department - Attention: Vera Sanducci-Dendy, 388 Greenwich Street, 23rd Floor
Employee Name: ____________________________	Date of Employment:
_____________________

Brokerage Accounts:
? I do not have a beneficial interest in any account(s) with any financial services firm.
? I maintain the following account(s) with the financial services firm(s) listed below (attach additional information if necessary-e.g., a brokerage statement). Please include the information required below for any broker, dealer or bank where an account is maintained which holds securities for your direct or indirect benefit as of the date you began your employment.

   Name of Financial Service(s) Firm and Address		   Account
Title			  Account Number









Securities Holdings:
Complete the following (or attach a copy of your most recent statement(s)) listing all of your securities holdings, with the exception of open-ended mutual funds and U.S Government securities if:
? You own securities which are held by financial services firm(s) as described above. If you submit a copy of a statement, it must include all of the information set forth below. Please be sure to include any additional securities purchased since the date of the brokerage statement which is attached. Use additional sheets if necessary.
? Your securities are not held with a financial service(s) firm
(e.g., dividend reinvestment programs and private placements).

Title of
Security
Ticker
Symbol
# of
Shares
Principal
Amt.
Held
Since
Financial
Services Firm


















? 	I have no securities holdings to report.
I certify that I have received the SSB Citi - North America Personal
Investment Policy and have read it and understood its contents.  I further certify that the above represents a complete and accurate description of my brokerage account(s) and securities holdings as of my date of employment.
Signature: _________________________________________	Date of
Signature: _________________
  	The investment advisory entities of SSB Citi covered by this policy include:
 Salomon Brothers Asset
Management Inc.; SSB Citi Fund Management LLC; Smith Barney Asset Management
 Division of
Salomon Smith Barney Inc.; Travelers Investment Management Company; and the
 Citibank Global Asset
Management Division of Citibank, N.A. and Citicorp Trust, N.A.-California.
  This requirement will become effective as to all employees on a date to be determined by the Compliance
Department and may be subject to a phase-in implementation process.




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